UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 26, 2014

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code:        (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2014, Hennessy Advisors, Inc. (“Hennessy Advisors”) entered into a First Amendment to Bonus Agreement with each of Teresa M. Nilsen, its Executive Vice President, Chief Financial Officer, Chief Operating Officer, and Secretary, and Daniel B. Steadman, its Executive Vice President and Chief Compliance Officer.  The Bonus Agreements provide for the payment of a one-time cash bonus to Ms. Nilsen and Mr. Steadman in the event of a change of control, as defined in the Bonus Agreements.

The amendments revised the payment formula in each Bonus Agreement by replacing the phrase “the least of” with the phrase “the greatest of.”  As a result, Ms. Nilsen’s change of control bonus will now be equal to the greater of (1) $750,000 or (2) the sum of the following: (a) 150% of her total base salary for the fiscal year preceding the year in which any change of control occurs, (b) 150% of any bonus for the prior fiscal year, and (c) a pro rata portion of her bonus for the prior fiscal year, based on the time elapsed from the beginning of the fiscal year to the date of the change of control, provided that at least such amount has been accrued by Hennessy Advisors as bonus compensation for Ms. Nilsen independent of the Bonus Agreement for the fiscal year during which the change of control controls.

Similarly, Mr. Steadman’s change of control bonus will now be equal to the greater of (1) $500,000 or (2) the sum of the following: (a) 100% of his total base salary for the fiscal year preceding the year in which any change of control occurs, (b) 100% of any bonus for the prior fiscal year, and (c) a pro rata portion of his bonus for the prior fiscal year, based on the time elapsed from the beginning of the fiscal year to the date of the change of control, provided that at least such amount has been accrued by Hennessy Advisors as bonus compensation for Mr. Steadman independent of the Bonus Agreement for the fiscal year during which the change of control controls.

The First Amendment to Bonus Agreement for each of Teresa M. Nilsen and Daniel B. Steadman is attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Hennessy Advisors was held on March 26, 2014.  The following reflects the voting results for matters brought for vote at the Special Meeting:

	For	Against	Abstained	Broker Nonvotes
Approval of the Hennessy Advisors, Inc. Amended and Restated 2013 Omnibus Incentive Plan	3,548,631	136,212	18,624	0

	For	Against	Abstained	Broker Nonvotes
Approval of the performance-based bonus provision of the Second Amended and Restated Employment Agreement with Neil J. Hennessy	3,546,267	138,576	18,624	0

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description

10.1	First Amendment to Bonus Agreement, dated as of March 26, 2014, between Hennessy Advisors, Inc. and Teresa M. Nilsen.

10.2	First Amendment to Bonus Agreement, dated as of March 26, 2014, between Hennessy Advisors, Inc. and Daniel B. Steadman.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

March 27, 2014                                                                By:        /s/ Neil J. Hennessy
Neil J. Hennessy
President and CEO

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated March 26, 2014

Exhibit	Description

10.1	First Amendment to Bonus Agreement, dated as of March 26, 2014, between Hennessy Advisors, Inc. and Teresa M. Nilsen.

10.2	First Amendment to Bonus Agreement, dated as of March 26, 2014, between Hennessy Advisors, Inc. and Daniel B. Steadman.